UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2019

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Duke Energy	Common Stock, $0.001 par value	DUK	New York Stock Exchange LLC
Duke Energy	5.125% Junior Subordinated Debentures due January 15, 2073	DUKH	New York Stock Exchange LLC
Duke Energy	5.625% Junior Subordinated Debentures due September 15, 2078	DUKB	New York Stock Exchange LLC
Duke Energy	Depositary Shares, each representing a 1/1,000th interest in a share of 5.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	DUK PR A	New York Stock Exchange LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02  Results of Operations and Financial Conditions.

On August 6, 2019, Duke Energy Corporation will issue and post a news release to its website (duke-energy.com/investors) announcing its financial results for the second quarter ended June 30, 2019. A copy of this news release is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 is being furnished pursuant to this Item 2.02.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

99.1 News Release to be issued by Duke Energy Corporation on August 6, 2019

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION
/s/ DWIGHT L. JACOBS
Dwight L. Jacobs
Senior Vice President, Chief Accounting Officer, Tax and Controller
Dated:	August 6, 2019